UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 31, 2015

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151381	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

291-1, Hasangok-dong
Hanam City, Gyeonggi-do	465-250
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 31, 2015, Leo Motors, Inc., a Nevada Corporation (the “Company”) acquired 50% of the outstanding common stock of each of (i) Erum Motors, Inc., a corporation organized under the laws of the Republic of Korea (“Erum”), (ii) Leo Motors Factory, Inc., a corporation organized under the laws of the Republic of Korea (“Leo Factory 1”) and (iii) Leo Motors Factory 2, Inc., a corporation organized under the laws of the Republic of Korea (“Leo Factory 2”) pursuant to acquisition agreements entered into by and between the Company and each of Erum, Leo Factory 1, and Leo Factory 2 (the “Acquisition Agreements”).  The Company acquired from Erum, 100,000 shares of Erum’s common stock for a purchase price of 100,000,000 Korean Won. The Company acquired from Leo Factory 1, 200,000 shares of Leo Factory 1’s common stock for a purchase price of 100,000,000 Korean Won.  The Company acquired from Leo Factory 2, 10,000 shares of Leo Factory 2’s common stock for a purchase price of 100,000,000 Korean Won Pursuant to the Acquisition Agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, each of Erum, Leo Factory 1, and Leo Factory 2 became a wholly-owned subsidiary of the Company.

The Company will file financial statements, if required under Securities and Exchange Commission rules, within the time periods prescribed by those rules.

The foregoing description of each of the Acquisition Agreements is not complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2, and 10.3, referenced above and is incorporated by reference in its entirety.

Also on March 31, 2015, the Company entered into Cash Investment Agreements (the “Investment Agreements”) with two non-United States investors (the “Investors”), pursuant to which the Company sold an aggregate of 2,702,703 shares of the Company’s common stock to the Investors for an aggregate purchase price of 300,000,000 Korean Won.

Also on March 31, 2015, the Company entered into a Securities Purchase Agreement (the “SPA”) with a non-United States accredited  investor (the “SPA Investor”) pursuant to which the Company issued to the SPA Investor a (i) convertible promissory note (the “Note”) in the principal amount of $90,424 (the “Principal Amount”), (ii) warrants (the “Warrants”) to purchase shares of the Company’s common stock up to the amount of shares equal to (x) the Principal Amount, divided by, (y) $0.10.

The Note has a maturity date of the date three months after the date of issuance. The Note has an interest rate equal to 12% per annum.  The Note is convertible into shares of the Company’s common stock at a conversion price equal to $0.10 per share.

The Warrants may be exercise at any time after issuance up to the date which is 365 days after the Note is repaid in full (the “Exercise Period”). At any time during the exercise period, the SPA Investor may use the unpaid balance of the Note in whole or in part as consideration in exercising the Warrants on a cashless basis.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(a)(b) The financial statements and pro forma financial information for the above described acquisition will be reported on an amended Current Report on Form 8-K, if required, not later than 71 days from the date hereof.

(d)	Exhibits.

Exhibit No.	Description

10.1	Equity Acquisition Agreement by and between Leo Motors, Inc. and Erum Motors, Inc., dated as of March 31, 2015
10.2	Equity Acquisition Agreement by and between Leo Motors, Inc. and Leo Motors Factory, Inc., dated as of March 31, 2015
10.3	Equity Acquisition Agreement by and between Leo Motors, Inc. and Leo Motors Factory 2, Inc., dated as of March 31, 2015
10.4	Form of Cash Investment Agreement
10.5	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: April 6, 2015	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer By: /s/ Jun Heng Park Jun Heng Park Co-Chief Executive Officer